UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 18, 2008

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)
1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 18, 2008, Silverleaf Resorts, Inc. (the “Registrant”) entered into an agreement to increase its borrowing capacity under its existing revolving receivables credit facility with Wells Fargo Foothill, Inc. (“WFF”).  Pursuant to the Third Amendment to Loan and Security Agreement – Receivables with WFF (the “Third Amendment”), the commitment of WFF to finance the Registrant’s timeshare receivables has been increased to the amount by which $75 million exceeds the aggregate amount of Silverleaf Timeshare Backed Notes, Series 2008-A (the “Series 2008-A Notes”) held by WFF.  WFF currently holds $26.4 million of the Series 2008-A Notes.  Once the aggregate amount outstanding under the Series 2008-A Notes held by WFF falls below $25 million, then WFF’s maximum commitment to lend under the receivables credit facility becomes $50 million for the remaining term of the loan.  Prior to the Third Amendment, WFF’s commitment was the lesser of $35 million or the amount by which $75 million exceeded the aggregate amount outstanding under the Series 2008-A Notes held by WFF plus the amount outstanding under the Registrant’s inventory credit facility with WFF.  The increase in borrowing capacity from $35 million to $50 million was based in part on the termination of the Registrant’s $15 million revolving inventory credit facility, which is discussed below in item 1.02.

Under the terms of the Third Amendment, the revolving period was extended from December 2008 to August 2011 and the maturity date was extended from December 2011 to August 2014.  Voluntary prepayment of principal is not permitted prior to August 31, 2009.  In addition, certain financial covenants were also modified under the terms of the amendment.  The maximum allowable limit on the four quarter cumulative ratio of sales and marketing expense to revenue from the sale of vacation intervals was increased from .57 to 1 to .62 to 1.  The tangible net worth the Registrant must maintain was increased from $108 million to $150 million.

Item 1.02 Termination of a Material Definitive Agreement

Effective September 18, 2008, the Registrant terminated its $15 million revolving inventory credit facility with WFF which was established pursuant to that certain Loan and Security Agreement – Inventory, dated as of December 16, 2005, as amended from time to time, among the Registrant and WFF.  The terminated facility was originally scheduled to revolve through December 31, 2008 and mature on December 31, 2010.  The Registrant repaid all amounts due WFF under the terminated facility on September 3, 2008. The Registrant terminated this facility prior to its maturity date to facilitate the increase in borrowing capacity under its receivables-based credit facility with this same lender as discussed above in Item 1.01.  The $7.84 million balance due on the terminated WFF inventory credit facility was paid by the Registrant from a draw against its existing inventory credit facility with CapitalSource Finance LLC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant’s responses to Item 1.01 and 1.02 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure.” This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  On September 23, 2008, the Registrant issued a press release announcing the amendment of the receivables facility and termination of the inventory facility with Wells Fargo Foothill, Inc. described in Item 1.01 and Item 1.02 above, respectively.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
*10.1	Third Amendment to Loan and Security Agreement – Receivables dated as of September 18, 2008 between the Registrant and Wells Fargo Foothill, Inc.
*99.1
Press Release issued by the Registrant on September 23, 2008 announcing the amendment of the senior loan agreement described in Item 1.01 above and the termination of the senior loan agreement described in Item 1.02 above.

______________
* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	September 23, 2008	SILVERLEAF RESORTS, INC.

		By:	/S/ ROBERT M. SINNOTT
		Name:	Robert M. Sinnott
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
*10.1	Third Amendment to Loan and Security Agreement – Receivables dated as of September 18, 2008 between the Registrant and Wells Fargo Foothill, Inc.
*99.1
Press Release issued by the Registrant on September 23, 2008 announcing the amendment of the senior loan agreement described in Item 1.01 above and the termination of the senior loan agreement described in Item 1.02 above.

______________
* filed herewith